UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2008
COLUMBIA BANCORP
(Exact name of registrant as specified in its charter)

Oregon	0-27938	93-1193156

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 East Third Street, Suite 200,
The Dalles, Oregon 97058
(Address of principal executive offices)
(541) 298-6649
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed on June 6, 2008 to correct and replace the form of executive salary agreement attached as Exhibit 10.26 to the previously-filed Form 8-K.
On June 6, 2008, Columbia Bancorp filed a Current Report on Form 8-K in connection with its entry into replacement executive salary agreements with its Chief Financial Officer, Greg Spear; its President of Columbia River Bank, Craig Ortega; its Chief Banking Officer, Shane Correa; its Director of Risk Management, Robert Card; and its Chief Information Officer, Christine Herb. Each of the foregoing executives is a named executive officer of the registrant.
Due to a clerical error, the form of agreement attached as Exhibit 10.26 to the Form 8-K filed on June 6, 2008 was not consistent with the agreements entered into with the executives. The correct form is filed herewith as Exhibit 10.26. Except for the amendment to Exhibit 10.26 of the Form 8-K filed on June 6, 2008, all information disclosed in that Form 8-K remains unchanged.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Item

10.26	Form of Executive Officer Salary Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Roger L. Christensen
Dated: September 9, 2008	Roger L. Christensen, Chief Executive
Officer